UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2008

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (540) 362-4911

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 17, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Advance Auto Parts, Inc. (the “Company”), granted long-term incentive compensation awards in the form of stock appreciation rights (“SARs”) and restricted stock for eight executive officers and other Company employees who are eligible to participate in the Company’s 2004 Long-Term Incentive Plan (“2004 Plan”) . With respect to each award, 75 percent (75%) of the target award amount will vest in equal annual installments on each November 17 over a consecutive three-year period, with the first installment vesting on November 17, 2009. The remaining 25 percent (25%) will vest on March 1, 2012, following certification by the Committee of the achievement of a performance target of the Company during the 2009 through 2011 fiscal years as described below. This award represents a shift of the Company’s annual long-term incentive grant cycle from the first quarter to the fourth quarter of the fiscal year, which will enable awards and performance targets to be put in place prior to the commencement of the performance period.

The applicable performance target set by the Committee is based on the level of the Company’s net operating profit after taxes (“NOPAT”) less a charge for the Company’s weighted average cost of capital (“WACC”), in the aggregate for the 2009 through 2011 fiscal years. The objective of the awards is to provide the recipients with additional incentive to help the Company achieve specified profit growth. If the Company’s performance target is met for the three-year performance period, the remaining 25 percent (25%) of the base award will vest and become exercisable on March 1, 2012. If the Company’s performance meets the minimum specified threshold level but falls below the target level, a portion of the remaining 25 percent (25%) of the performance-based grants of SARs and restricted stock will vest on a pro rata basis. If the Company’s performance exceeds the target level, executive officers may receive additional SARs and shares of restricted stock up to a maximum of 150 percent (150%) of the target level award. The Committee established long-term incentive grant levels for each executive level based on market analysis and on the executive’s scope of responsibility and potential impact on the Company’s future performance.

All awards will expire on November 17, 2015, the seventh anniversary of the date of grant. For executive officers, 75 percent (75%) of the award value was granted in the form of SARs and the remaining 25 percent (25%) was granted in the form of shares of restricted stock. The exercise price for the SARs is $25.81 per share, which was the closing price of shares of the Company’s common stock on the date of grant. During the restricted period, award recipients will be entitled to vote and to receive dividends, if any are declared, on the time-vested portion of the shares of restricted stock.

Among the award recipients were Darren R. Jackson, President and Chief Executive Officer, Michael A. Norona, Executive Vice President, Chief Financial Officer and Secretary, and Kevin P. Freeland, Executive Vice President, Merchandising, Supply Chain and Information Technology. Jimmie L. Wade, Executive Vice President, Customer Development Officer-Commercial, and Elwyn G. Murray, III, Executive Vice President, Customer Development Officer-DIY, who were “named executive officers” for purposes of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, also received awards.

The time-vested as well as the target and maximum award amounts that may be earned by each of the named executive officers pursuant to the performance-based criteria are as follows:

	RESTRICTED STOCK			STOCK APPRECIATION RIGHTS
Name and Title	Time-Vested Shares (#)	Total Award Shares at Target Level (#)	Maximum Award Shares (#)	Time-Vested Shares (#)	Total Award Shares at Target Level (#)	Maximum Award Shares (#)
Darren R. Jackson	16,709	22,278	33,417	169,784	226,379	339,568
President and CEO
Michael A. Norona	4,722	6,296	9,444	47,983	63,977	95,965
Executive Vice President, CFO and Secretary
Kevin P. Freeland	4,904	6,538	9,807	49,828	66,438	99,657
Executive Vice President, Merchandising, Supply Chain and Information Technology
Jimmie L. Wade	4,722	6,296	9,444	47,983	63,977	95,965
Executive Vice President, Customer Development Officer-Commercial
Elwyn G. Murray, III	3,632	4,843	7,265	36,911	49,213	73,819
Executive Vice President, Customer Development Officer-DIY

Except for certain specified circumstances described below, if the executive’s employment is terminated prior to March 1, 2012, all rights with respect to the performance-based awards and any unvested portion of the time-vested awards will be immediately and irrevocably forfeited.

If the executive’s employment is terminated due to retirement, as defined in the share award agreement, the time-vested restricted stock will vest on the dates prescribed in the award agreement and the time-vested SARs will expire ninety (90) days after the date on which all of the SARs granted to the executive are exercisable as to all of the SARs or, if the SARs granted to the executive are exercisable as of the date of retirement, ninety (90) days after the date the recipient’s employment ends on account of retirement. The performance-based portion of the restricted stock and SARs will vest on March 1, 2012 on a pro-rata basis for the time that the executive was employed during the performance period. The pro rata amount of performance-based Restricted Stock and SARs that will vest on March 1, 2012, will be no less than the total shares at target level less the previously vested portion of the time-based share awards. The performance-based SARs will expire ninety (90) days after March 1, 2012.

If the executive’s employment is terminated prior to March 1, 2012 due to the executive’s Death, the time-based portion of the awards will vest immediately upon the date of the executive’s Death and will expire one year later. If the executive’s employment is terminated prior to March 1, 2012 on account of Disability, as that term is defined in the executive’s employment agreement, the time-based portion of the awards will vest immediately upon the date of termination and will expire ninety (90) days following the date of termination of employment. If the executive’s employment is terminated prior to March 1, 2012 due to the Death or Disability of the executive, the performance-based portion of the Restricted Stock and SARs will vest on March 1, 2012, on a pro rata basis for the time that the executive was employed during the performance period. The pro rata amount of performance-based Restricted Stock and SARs that will vest will be no fewer than the total shares at target less the previously vested portion of the time-based share awards. The performance-based SARs will expire ninety (90) days after March 1, 2012.

If the executive’s employment is terminated prior to March 1, 2012 by the executive for Good Reason, or by the Company other than for Cause, as those terms are defined in the executive’s employment agreement, the executive will be entitled to the time-based portion of the share awards that have vested as of the date of termination and no further vesting will occur. The performance-based portion of the share awards will vest immediately as of the date of termination at the target level and in the same ratio as the time-vested portion of the share award. For example, if the executive has completed two years of employment following the date of grant, two thirds of the executive’s time-vested awards would be vested, and two thirds of the executive’s performance-based awards at target level will also vest. The executive’s SARs will expire ninety (90) days following the date of termination of employment.

Upon Change in Control, as defined in the 2004 Plan, any remaining time-vested SARs will immediately become exercisable and the time-vested restricted stock shall become vested and free from further restriction. The performance-based portion of the SARs and restricted stock will vest immediately on a pro rata basis based on the actual performance of the Company over the completed portion of the performance period prior to the Change in Control event, but the pro rata amount of performance-based restricted stock and SARs that will vest will be no fewer than the total shares at target level less the previously vested portion of the time-based share awards.

The foregoing is a summary of the equity awards and does not purport to be complete. The foregoing is qualified in its entirety by reference to the form of Restricted Stock and SAR Agreements issued in connection with the awards. A copy of the form equity award agreements are filed as Exhibits 10.38 and 10.39 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01

(d)	Exhibits.

Exhibit Number

10.38	Form of Advance Auto Parts, Inc. Stock Appreciation Rights Award Agreement dated November 17, 2008

10.39	Form of Advance Auto Parts, Inc. Restricted Stock Award Agreement dated November 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: November 21, 2008	/s/Michael A. Norona
(Signature)* Michael A. Norona Executive Vice President, Chief Financial Officer and Secretary

*	Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.38	Form of Advance Auto Parts, Inc. Stock Appreciation Rights Award Agreement dated November 17, 2008

10.39	Form of Advance Auto Parts, Inc. Restricted Stock Award Agreement dated November 17, 2008